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	       SECURITIES AND EXCHANGE COMMISSION
		     Washington, D.C. 20549



			    Form 8-K



			 CURRENT REPORT



	       Pursuant to Section 13 or 15(d) of
	       the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) June 14, 1994



		       SPRINT CORPORATION
		       __________________
     (Exact name of registrant as specified in its charter)



       Kansas                1-4721              48-0457967
       ______                ______              __________
     (State of            (Commission           (IRS Employer
   Incorporation)         File Number)         Identification
						   Number)




      2330 Shawnee Mission Parkway, Westwood, Kansas 66205
      ____________________________________________________
      (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code: (913) 624-3000



	  P. O. Box 11315, Kansas City, Missouri 64112
	  ____________________________________________
	(Mailing address of principal executive offices)

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Item 5. Other Events

     On June 14, 1994, the registrant announced in a press release that it had entered into a Memorandum of Understanding (the "MOU") with Deutsche Telekom and France Telecom to form a global partnership which will offer telecommunications services to business, consumer and carrier markets worldwide. The MOU provides that Deutsche Telekom and France Telecom together will purchase 42.9 million shares of a new class of the registrant's stock at a price of $47.225 per share. Deutsche Telekom and France Telecom will purchase an additional 42.9 million shares of a new class of registrant's stock at a price of $51 per share two years after the initial acquisition. As part of the transaction, Deutsche Telekom and France Telecom will be entitled to representation on the registrant's board, such representation to be based on their actual percentage ownership interest, with a minimum of two directors serving on the registrant's board so long as the two companies own at least 10 percent of the outstanding common stock of the registrant, subject to the approval of the New York Stock Exchange. The formation of the partnership and the acquisition of registrant's stock are subject to conditions, including the negotiation and execution of definitive agreements, approval by the registrant's board of directors and its shareholders, approval by the governing bodies of Deutsche Telekom and France Telecom and government and regulatory approvals. Additional information concerning the formation of the partnership and the acquisition of stock is contained in the news release, a copy of which is filed as
Exhibit 99 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

	  99.  News Release Relating to the Execution of a
	       Memorandum of Understanding with France Telecom and Deutsche Telekom

			    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

			   SPRINT CORPORATION



			   By  /s/ DON A. JENSEN
			       Don A. Jensen
			       Secretary
Dated:  June 14, 1994

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			   EXHIBIT INDEX

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Exhibit
Number                        Exhibit


 99. News Release Relating to the Execution of a Memorandum of Understanding with France Telecom and Deutsche
	 Telekom

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